================================================================================
                                                                    Exhibit 99.1


[GRAPHIC OMITTED]
     OCWEN                                        Ocwen Financial Corporation(R)
================================================================================

FOR IMMEDIATE RELEASE                  FOR FURTHER INFORMATION CONTACT:
                                       Robert J. Leist, Jr.
                                       Vice President & Chief Accounting Officer
                                       T: (561) 682-7958
                                       E: rleist@ocwen.com
                                          ----------------

                      OCWEN FINANCIAL CORPORATION ANNOUNCES
                         THIRD QUARTER RESULTS FOR 2002

West Palm Beach, FL - (November 12, 2002) Ocwen Financial Corporation (NYSE:
OCN) today reported a net loss in the third quarter of 2002 of $(4.0) million or $(0.06) per share compared to a net loss of $(72.9) million or $(1.08) per share in the third quarter of 2001. For the nine months ended September 30, 2002 the Company reported a net loss of $(58.7) million or $(0.87) per share compared to a net loss of $(117.9) million or $(1.75) per share in the same period of 2001.

Chairman and CEO William C. Erbey stated, "We continue to make progress in our strategy of transitioning Ocwen to a fee-based business and reducing our non-core assets.
o For the fifth consecutive quarter our core businesses, in the aggregate, were profitable. The combined results of Residential Loan Servicing, Ocwen Technology Xchange(R) (OTX), Ocwen Realty Advisors (ORA) and Unsecured Collections reflected a substantial improvement over the same period last year. After adjusting for severance and certain non-recurring items in OTX in both periods, our core businesses generated pre-tax income of $4.5 million in the third quarter of 2002 as compared to adjusted income of $1.1 million in the 2001 third quarter, an improvement of $3.4 million. Our annualized 2002 core business results reflect an improvement of $14 million as compared to 2001 adjusted results and $43 million as compared to adjusted results in 2000.
o At OTX our REALTrans(R) transaction volumes in the third quarter increased by 45% to 142,000, as compared to 98,000 in the second quarter of this year.
o We achieved a reduction in operating expenses of 17% in the third quarter of 2002 as compared to the same period in 2001, reflecting in part lower levels of reserve provisions on Affordable Housing properties in the 2002 quarter. Exclusive of reserve increases and severance, expenses in the third quarter of 2002 declined 11% as compared to the same period last year.
o Our non-core assets remaining to be sold were $284.3 million as of September 30, 2002 as compared to $543.3 million at December 31, 2001. We reduced non-core assets to be sold by $41.5 million or 13% since June 30, 2002. Approximately 74% of these assets consist of commercial real estate, loans and REO, which earned an annualized effective yield of 9.88% in the third quarter of 2002.
o Our Corporate Items segment reflected losses of $7.3 million in the 2002 third quarter, largely due to the high interest rates of our older fixed rate debt instruments. We are continuing to reduce this cost through our strategy of debt reduction and have reduced total liabilities by $280.4 million or 22% as of September 30, 2002 as compared to December 31, 2001. Amongst other actions we announced a $73.5 million debt redemption to be completed during the fourth quarter of 2002 that we estimate will create savings of $4.7 million over the next twelve months, net of the associated redemption expenses of $2.5 million.

We also continue to maintain strong liquidity. Our cash and cash equivalents were $275.7 million as of September 30, 2002, an increase of $31 million or 13% since June 30, 2002."

The Servicing business reported pre-tax income of $7.2 million in the third quarter of 2002 vs. $9.1 million in the 2001 third quarter. Year to date in 2002, Servicing reported pre-tax income of $22.8 million as compared to pre-tax income of $26.1 million for the same period in 2001. 2002 results reflect earnings pressure from the current low interest rate environment. Our Servicing business continued to grow in the third quarter. As of September 30, 2002 we were the servicer of approximately 338 thousand loans with an unpaid principal balance (UPB) of $29.8 billion, as compared to approximately 302 thousand loans and $21.9 billion of UPB at December 31, 2001, an increase of 36% in UPB.

Ocwen Financial Corporation
Third Quarter Results
November 12, 2002

Pre-tax losses at OTX, after adjusting for severance, changes in the amortization of intellectual property and goodwill, and certain non-recurring payments in 2001 and the third quarter of 2002, were $(4.8) million in the 2002 third quarter compared to $(6.8) million in the same period of 2001, an improvement of 29%. For the nine months ended September 30, 2002 OTX adjusted results reflected a pre-tax loss of $(15.3) million as compared to a pre-tax loss of $(21.8) million in 2001, a 30% improvement.

ORA reported pre-tax income of $0.9 million in the third quarter of 2002 as compared to $0.1 million in the third quarter of 2001 reflecting an improvement in margin from 2.6% to 27.9%. Year to date, ORA reported pre-tax income of $1.9 million as compared to $0.4 million in 2001.

The Unsecured Collections business posted pre-tax income of $1.1 million in the third quarter of 2002 vs. a pre-tax loss of $(1.3) million in the 2001 third quarter. For the nine months ended September 30, 2002 the business reported pre-tax income of $3.1 million as compared to a pre-tax loss of $(5.6) million in the same period of 2001. The increase in pre-tax income in this business primarily reflects the fact that as of December 31, 2001 the net book value of unsecured receivables had been reduced to zero and that the business is now generating fee based revenues.

The Residential Discount Loan business recorded a pre-tax loss of $(0.6) million in the 2002 third quarter as compared to pre-tax income of $3.4 million in the 2001 third quarter. Year to date, the business reported pre-tax income of $1.1 million, as compared to a pre-tax loss of $(2.9) million in 2001. Primarily as a result of a loan sale during the first quarter of 2002, the amount of loans and REO remaining as of September 30, 2002 was reduced to $4.2 million, down $49.6 million or 92% from December 31, 2001.

Pre-tax losses for the third quarter of 2002 in the Commercial Finance business amounted to $(1.4) million as compared to a pre-tax loss of $(7.3) million in the 2001 third quarter. Third quarter 2001 results reflect impairment charges and loss provisions on loans and real estate of approximately $6.7 million. For the nine months ended September 30, 2002, the business reported a pre-tax loss of $(44.1) million as compared to a pre-tax loss of $(18.5) million in the same period of 2001. Results year to date for 2002 reflect impairment charges and loss provisions on loans and real estate of $42.8 million as compared to $18.3 million for the same period of 2001. As of September 30, 2002, reserves on the remaining commercial loan and REO assets amounted to 20.7% of book value as compared to 9.25% at December 31, 2001. Total commercial loans, investments in real estate and REO, consisting of twenty two assets, had a book value of $211.2 million at September 30, 2002, reduced by $143.0 million or 40% from December 31, 2001.

The Affordable Housing business posted a pre-tax loss of $(1.3) million in the 2002 third quarter compared to a pre-tax loss of $(6.5) million in the 2001 third quarter. No provisions for losses on Affordable Housing properties were recorded in the third quarter of 2002, while $3.7 million of such provisions were recorded in the 2001 third quarter. For the nine months ended September 30, 2002, the business reported a pre-tax loss of $(31.0) million as compared to a pre-tax loss of $(21.3) million in the same period of 2001. The Affordable Housing results year to date for 2002 included total charges of $25.2 million, as compared to $11.1 million of charges year to date 2001. The 2002 charges include a discount of approximately $3.9 million on a long term sale in the second quarter of seven assets with a book value of $29 million. We are accreting this discount to income over the term of the related receivable balance. These charges also include loss provisions on properties and loans of $21.3 million and $11.1 million during the nine months ended September 30, 2002 and 2001, respectively, reflecting revisions in completion cost and financing estimates as well as modifications to projected sales results. As of September 30, 2002, reserves on Affordable Housing properties and loans had increased to 41% of remaining book value as compared to 16% at December 31, 2001. There are $45.3 million of Affordable Housing properties and loans remaining as of September 30, 2002 of which $12.6 million are loans, $13.2 million are properties subject to sales contracts that have not yet satisfied all of the accounting criteria for sales treatment and $19.5 million are properties that remain to be sold.

Results in the Subprime Finance business reflected pre-tax income of $3.5 million for the 2002 third quarter as compared to pre-tax income of $2.9 million in the 2001 third quarter. Year to date, the business reported pre-tax income of $8.3 million, as compared to pre-tax income of $8.4 million in 2001. The Company's total portfolio of non-investment grade securities, which consists largely of subprime residuals, was reduced to $36.6 million at September 30, 2002 as compared to $65.1 million at December 31, 2001, primarily as a result of sales of securities.

Year to date results include gains on debt repurchases of $1.0 million in 2002 as compared to $3.8 million in the same period of 2001. In accordance with the provisions of Statement of Financial Accounting Standards No. 145, which the Company adopted in the second quarter of 2002, these gains are now included as a component of non interest income. During the third quarter of 2002, the Company announced a $73.5 million debt redemption to be completed in the fourth quarter of this year. This initiative will result in expense of $2.5 million in the fourth quarter of 2002.

Ocwen Financial Corporation
Third Quarter Results
November 12, 2002


Year to date results for 2002 also include a net gain of $16.2 million recorded in the first quarter. This gain represents the effect of a change in accounting principle for goodwill and intangible assets in accordance with Statements of Financial Accounting Standards Nos. 141 and 142.

The Company's net effective tax expense in the 2002 third quarter was zero. Tax expense in the third quarter of 2001 was $65.0 million, representing an increase to the valuation allowance on the deferred tax asset. Year to date 2002 tax expense was $1.2 million, representing an offset to the taxes included in the change in accounting principles. Year to date tax expense in 2001 was $83.0 million, representing an increase to the valuation allowance on the deferred tax asset.




Ocwen Financial Corporation is a financial services company headquartered in West Palm Beach, Florida. The Company's primary business is the servicing and special servicing of nonconforming, subperforming and nonperforming residential and commercial mortgage loans. Ocwen also specializes in the development of related loan servicing technology and software for the mortgage and real estate industries. Additional information about Ocwen Financial Corporation is available at www.ocwen.com.

Certain statements contained herein may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology such as "believe," "minimize," "return," "improve," "increase," "grow," "reduce," "decline," "progress," "current," "consider," "maintain," "generate," "accrete," "estimate," "modify," "project," "subject to," "gain," "result," "evaluate," "offset," future or conditional verb tenses, similar terms, variations on such terms or negatives of such terms. Actual results could differ materially from those indicated in such statements due to risks, uncertainties and changes with respect to a variety of factors, including changes in market conditions, applicable economic environments, government fiscal and monetary policies, prevailing interest or currency exchange rates, effectiveness of interest rate, currency and other hedging strategies, laws and regulations affecting financial institutions and real estate operations (including regulatory fees, capital requirements, income and property taxation and environmental compliance), uncertainty of foreign laws and potential political and economic issues related to operations outside of the USA, competitive products, pricing and conditions, credit, prepayment, basis, default, subordination and asset/liability risks, loan servicing effectiveness, the ability to identify acquisitions and investment opportunities meeting OCN's investment strategy, satisfaction or fulfillment of agreed upon terms and conditions of closing or performance, timing of transaction closings, uncertainty related to dispute resolution and litigation, software integration, development and licensing effectiveness, change or damage to the Company's computer equipment and the information stored in its data centers, availability of adequate and timely sources of liquidity, dependence on existing sources of funding, ability to repay or refinance indebtedness (at maturity or upon acceleration), availability of servicing rights for purchase, size of, nature of and yields available with respect to the secondary market for mortgage loans, financial, securities and securitization markets in general, allowances for loan losses, geographic concentrations of assets, changes in real estate conditions (including valuation, revenues and competing properties), adequacy of insurance coverage in the event of a loss, the market prices of the common stock of OCN, other factors generally understood to affect the real estate acquisition, mortgage, servicing and leasing markets, securities investments and the software and technologies industries, and other risks detailed from time to time in OCN's reports and filings with the Securities and Exchange Commission (the "SEC"), including its periodic reports on Forms 8-K, 10-Q and 10-K, including Exhibit 99.1 attached to OCN's Form 10-K for the year ended December 31, 2001, which filings are available from the SEC. Undue reliance should not be accorded forward-looking statements, which speak only as of the date they are made. OCN undertakes no obligation to publicly update or revise forward-looking statements.

Ocwen Financial Corporation
Third Quarter Results
November 12, 2002


Interest Income and Expense

                                                                       Three Months                 Nine Months
                                                                 ------------------------    ------------------------
For the periods ended September 30,                                 2002          2001          2002          2001
--------------------------------------------------------------   ----------    ----------    ----------    ----------
(Dollars in thousands)
Interest income
  Interest earning cash and other ............................   $       59    $       41    $      220    $      638
  Federal funds sold and repurchase agreements ...............          783         1,942         2,055         6,040
  Trading securities .........................................        3,507         4,601        12,024        14,474
  Loans ......................................................        3,075         9,355        10,588        39,602
  Match funded loans and securities ..........................        1,188         2,655         5,245         7,875
                                                                 ----------    ----------    ----------    ----------
                                                                      8,612        18,594        30,132        68,629
                                                                 ----------    ----------    ----------    ----------
Interest expense
  Deposits ...................................................        5,990        13,789        21,689        48,167
  Securities sold under agreements to repurchase .............           32           244           230           246
  Bonds - match funded agreements ............................        1,445         1,391         5,161         6,099
  Obligations outstanding under lines of credit ..............          833         1,871         2,982         4,327
  Notes, debentures and other interest bearing obligations ...        4,625         5,012        13,973        15,076
                                                                 ----------    ----------    ----------    ----------
                                                                     12,925        22,307        44,035        73,915
                                                                 ----------    ----------    ----------    ----------
  Net interest expense before provision for loan losses ......   $   (4,313)   $   (3,713)   $  (13,903)   $   (5,286)
                                                                 ==========    ==========    ==========    ==========


Pre-Tax Income (Loss) by Business Segment

                                                                        Three Months                Nine Months
                                                                 ------------------------    ------------------------
For the periods ended September 30,                                 2002          2001          2002          2001
--------------------------------------------------------------   ----------    ----------    ----------    ----------
(Dollars in thousands)
 Residential Loan Servicing ..................................   $    7,157    $    9,052    $   22,788    $   26,073
 OTX .........................................................       (5,993)       (7,762)      (16,179)      (29,320)
 Ocwen Realty Advisors .......................................          902            83         1,921           429
 Unsecured Collections .......................................        1,057        (1,288)        3,140        (5,629)
 Residential Discount Loans ..................................         (617)        3,406         1,103        (2,893)
 Commercial Finance ..........................................       (1,370)       (7,277)      (44,114)      (18,452)
 Affordable Housing ..........................................       (1,329)       (6,467)      (30,987)      (21,283)
 Subprime Finance ............................................        3,516         2,886         8,325         8,437
 Corporate Items and Other ...................................       (7,330)         (565)      (19,694)        7,749
                                                                 ----------    ----------    ----------    ----------
                                                                 $   (4,007)   $   (7,932)   $  (73,697)   $  (34,889)
                                                                 ==========    ==========    ==========    ==========


Non-Core Assets

The following table presents a summary of the Company's non-core assets that remain to be sold. This table excludes assets subject to sales contracts that have not met accounting criteria for sales treatment.

                                                            September 30, December 31,
                                                                2002         2001
                                                             ----------   ----------
(Dollars in thousands)
Loans, net:
   Affordable housing ....................................   $   12,613   $   17,215
   All other .............................................       90,220      168,078
Real estate held for sale ................................           --       13,418
Investments in real estate ...............................       59,982      116,896
Real estate owned, net ...................................       65,432      110,465
Subordinates, residuals and other trading securities .....       36,593       65,058
Affordable housing properties ............................       19,491       52,176
                                                             ----------   ----------
   Total non-core assets to be sold ......................   $  284,331   $  543,306
                                                             ==========   ==========

Ocwen Financial Corporation
Third Quarter Results
November 12, 2002

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                    (Dollars in thousands, except share data)


                                                                                          September 30,   December 31,
                                                                                               2002           2001
                                                                                           -----------    -----------
Assets
  Cash and amounts due from depository institutions ....................................   $    11,799    $    33,442
  Interest earning deposits ............................................................        43,883        101,213
  Federal funds sold and repurchase agreements .........................................       220,000        126,000
  Trading securities, at fair value:
     Collateralized mortgage obligations (AAA-rated) ...................................        50,448        161,191
     Subordinates, residuals and other securities ......................................        36,593         65,058
  Real estate held for sale ............................................................            --         13,418
  Investments in real estate ...........................................................        59,982        116,896
  Affordable housing properties ........................................................        32,721        102,069
  Loans, net ...........................................................................       102,833        185,293
  Match funded assets ..................................................................       153,952        174,351
  Real estate owned, net ...............................................................        65,432        110,465
  Premises and equipment, net ..........................................................        45,748         44,589
  Income taxes receivable ..............................................................        22,231         20,842
  Advances on loans and loans serviced for others ......................................       273,767        283,183
  Mortgage servicing rights ............................................................       167,757        101,107
  Other assets .........................................................................        81,906         72,033
                                                                                           -----------    -----------
                                                                                           $ 1,369,052    $ 1,711,150
                                                                                           ===========    ===========
Liabilities and Stockholders' Equity
  Liabilities
  Deposits .............................................................................   $   454,812    $   656,878
  Escrow deposits on loans and loans serviced for others ...............................       106,430         73,565
  Securities sold under agreements to repurchase .......................................            --         79,405
  Bonds - match funded agreements ......................................................       142,020        156,908
  Obligations outstanding under lines of credit ........................................        92,567         84,304
  Notes, debentures and other interest bearing obligations .............................       154,755        160,305
  Accrued interest payable .............................................................        12,964         12,836
  Excess of net assets acquired over purchase price ....................................            --         18,333
  Accrued expenses, payables and other liabilities .....................................        26,977         28,351
                                                                                           -----------    -----------
     Total liabilities .................................................................       990,525      1,270,885
                                                                                           -----------    -----------

  Minority interest in subsidiaries ....................................................         1,625             --

 Company obligated, mandatorily redeemable securities of subsidiary trust holding
     solely junior subordinated debentures of the Company ..............................        56,249         61,159

  Stockholders' equity
   Preferred stock, $.01 par value; 20,000,000 shares authorized; 0 shares issued and
     outstanding .......................................................................            --             --
   Common stock, $.01 par value; 200,000,000 shares authorized; 67,336,276 and
     67,289,313 .shares issued and outstanding at September 30, 2002 and December 31,
     2001, respectively ................................................................           673            673
   Additional paid-in capital ..........................................................       224,419        224,142
   Retained earnings ...................................................................        95,715        154,412
   Accumulated other comprehensive loss, net of taxes:
     Net unrealized foreign currency translation loss ..................................          (154)          (121)
                                                                                           -----------    -----------
       Total stockholders' equity ......................................................       320,653        379,106
                                                                                           -----------    -----------
                                                                                           $ 1,369,052    $ 1,711,150
                                                                                           ===========    ===========

Ocwen Financial Corporation
Fourth Quarter Results
November 12, 2002


                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (Dollars in thousands, except share data)


                                                                               Three Months                     Nine Months
                                                                       ----------------------------    ----------------------------
For the periods ended September 30,                                        2002            2001            2002            2001
---------------------------------------------------------------------  ------------    ------------    ------------    ------------
Net interest expense
  Income ............................................................  $      8,612    $     18,594    $     30,132    $     68,629
  Expense ...........................................................        12,925          22,307          44,035          73,915
                                                                       ------------    ------------    ------------    ------------
    Net interest expense before provision for loan losses ...........        (4,313)         (3,713)        (13,903)         (5,286)
  Provision for loan losses .........................................          (901)           (388)         10,510          18,029
                                                                       ------------    ------------    ------------    ------------
    Net interest expense after provision for loan losses ............        (3,412)         (3,325)        (24,413)        (23,315)
                                                                       ------------    ------------    ------------    ------------

Non-interest income
  Servicing and other fees ..........................................        34,024          35,952         105,598         100,809
  Loss on interest earning assets, net ..............................            --          (1,851)         (2,773)         (3,260)
  Gain on trading and match funded securities, net ..................           944           3,394           3,897          13,133
  Loss on real estate owned, net ....................................          (337)           (715)        (16,307)         (3,804)
  Gain (loss) on other non-interest earning assets, net .............           508            (414)           (333)           (933)
  Net operating gains (losses) on investments in real estate ........           495          (1,197)         (8,844)          2,068
  Amortization of excess of net assets acquired over purchase price .            --           4,583              --          13,749
  Gain (loss) on repurchase of debt .................................           (35)             --           1,039           3,819
  Equity in income of investment in unconsolidated entities .........           115             (84)            146             100
  Other income ......................................................         2,312           1,989           9,669           6,471
                                                                       ------------    ------------    ------------    ------------
                                                                             38,026          41,657          92,092         132,152
                                                                       ------------    ------------    ------------    ------------
Non-interest expense
  Compensation and employee benefits ................................        19,594          21,531          60,375          63,775
  Occupancy and equipment ...........................................         2,914           3,055           8,959           9,322
  Technology and communication costs ................................         6,899           5,675          17,960          21,379
  Loan expenses .....................................................         2,437           4,192           9,808          11,262
  Net operating losses on investments in certain affordable housing
    properties ......................................................           225           4,005          22,135          11,823
  Amortization of excess of purchase price over net assets acquired .            --             778              --           2,334
  Professional services and regulatory fees .........................         2,573           3,882          10,341          11,632
  Other operating expenses ..........................................         2,450           1,483           7,040           6,786
                                                                       ------------    ------------    ------------    ------------
                                                                             37,092          44,601         136,618         138,313
                                                                       ------------    ------------    ------------    ------------
Distributions on Company-obligated, mandatorily redeemable
    securities of subsidiary trust holding solely junior
    subordinated debentures of the Company ..........................         1,529           1,663           4,758           5,413
                                                                       ------------    ------------    ------------    ------------
Loss before income taxes and effect of change in accounting
     principle ......................................................        (4,007)         (7,932)        (73,697)        (34,889)
Income tax expense ..................................................            --          65,000           1,166          83,000
                                                                       ------------    ------------    ------------    ------------
    Net loss before effect of change in accounting principle ........        (4,007)        (72,932)        (74,863)       (117,889)
Effect of change in accounting principle, net of taxes ..............            --              --          16,166              --
                                                                       ------------    ------------    ------------    ------------
    Net loss ........................................................  $     (4,007)   $    (72,932)   $    (58,697)   $   (117,889)
                                                                       ============    ============    ============    ============

Earnings (loss) per share Basic and Diluted:
    Net loss before effect of change in accounting principle ........  $      (0.06)   $      (1.08)   $      (1.11)   $      (1.75)
    Effect of change in accounting principle, net of taxes ..........            --              --            0.24              --
                                                                       ------------    ------------    ------------    ------------
       Net loss .....................................................  $      (0.06)   $      (1.08)   $      (0.87)   $      (1.75)
                                                                       ============    ============    ============    ============

Weighted average common shares outstanding ..........................    67,336,246      67,269,343      67,315,913      67,206,688